SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934

                                   May 8, 2002
                                   -----------
                                 Date of Report

                            RMED International, Inc.
                            ------------------------
             (Exact Name of Registrant as Specified in its Charter)

    Colorado                               0-14696               84-0898302
    --------                               -------               ----------
    (State of Incorporation)       (Commission File Number)   (I.R.S. Employer
                                                               Identification)

                              675 Industrial Blvd.
                                 Delta, CO 81416
                                 ---------------
                          (Address of Principal Office)

                                 (970) 874-7536
                                 --------------
                         (Registrant's Telephone Number)

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Item 2 - CHANGES IN REGISTRANTS' CERTIFYING ACCOUNTANT

(a) Previous independent accountants

RMED International, Inc. (the "Registrant") has dismissed Grant Thornton LLP as its certified public accountants responsible for auditing the Company's financial statements, and appointed Wipfli Ullrich Bertelson LLP, effective immediately. The Board of Directors took this action on May 3, 2002, which unanimously approved the written action. Grant Thornton LLP's reports for each of the two years in the period ended December 31, 2001, contained no adverse opinions, disclaimers, or qualifications or modifications as to uncertainty, audit scope or accounting principles. In connection with the audits for each of the two years in the period ending December 31, 2001, and the subsequent interim period through May 1, 2002, there have been no disagreements with Grant Thornton LLP as to any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

(b) New independent accountants

On May 3, 2002, the Registrant engaged Wipfli Ullrich Bertelson LLP as its new independent accountants to audit the financial statements for the year ending December 31, 2002. During 2000 and 2001 and in the subsequent interim period, the Registrant has not consulted with Wipfli Ullrich Bertelson LLP on items which concerned the application of accounting principles generally, or to a specific transaction or group of either completed or proposed transactions, or the type of audit opinion that might be rendered on the Registrant's financial statements.

(c) Letter from Grant Thornton, LLP addressed to SEC.

The Registrant has requested that Grant Thornton LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Grant Thornton LLP's letter to the SEC, dated May 3, 2002 is filed as Exhibit 16 to the form 8K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      Exhibits.

            (16) Letter from Grant Thornton, LLP.


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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 8, 2002                           RMED International, Inc.
                                             By: /s/ Stu Brown
                                                 ----------------------------
                                                 Stu Brown, Vice-President & CFO


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